                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION

                                       OF

                         4500 SERVICE CORPORATION, INC.

     FIRST. The name of the corporation is 4500 SERVICE CORPORATION, INC.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two thousand (2,000) shares of common stock without par value.

     The following restrictions are imposed upon the transfer of shares of the capital stock of the corporation:

     The corporation shall have the right to purchase, or to direct the transfer of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below; each holder of shares of such capital stock holds his shares subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as follows:

     In the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney) the corporation has the right to purchase such share of all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the corporation or to follow each such method in part at a price per share equal to the fair value thereof at the close of business on the last day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

     In any such event the owner of the share or shares concerned therein
(being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the corporation. Within ten days after receipt of said owner's notice, the corporation shall elect whether or not to exercise its said rights in respect to said shares and, if it elects to exercise them, shall give notice of its election.

     Failing agreement between the owner and the corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the corporation.

     Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the corporation.

     If in any of the said events, notice therefor having been given as provided above, the corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the corporation elects not to exercise them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the corporation, or within such longer period as the corporation may authorize.

     If the owner's notice in respect of any of such shares of capital stock is not received by the corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the corporation; and if the required owner's notice is not received by the corporation after written demand by the corporation it may also or independently proceed as though a proper owner's notice had been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

     In respect of these provisions with respect to the transfer of shares of capital stock, the corporation may act by its board of directors. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing delivered by hand or addressed by mail postpaid, to the corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the corporation.

     Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the corporation into the name of the pledgee) except upon compliance herewith and any such pledge shall be subject to those conditions and restrictions.

     FIFTH. The name and mailing address of the sole incorporator is as follows:

              NAME                             MAILING ADDRESS
              ----                             ---------------
         Alan L. Lefkowitz                 Gaston Snow & Ely Bartlett
                                           One Federal Street
                                           Boston, Massachusetts 02110

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter, amend, or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certifi-cate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholder the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHT. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware

Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     TENTH. The powers of the incorporation are to terminate upon the filing of this certificate of incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the director of the corporation, subject to the by-laws, until the first annual meeting of stockholders or until his successor is elected and qualifies is:

           NAME                                MAILING ADDRESS
           ----                                ---------------
       Joseph B. Ely, II                       5 Webster Lane
                                               Wayland, MA 01778

     ELEVENTH. The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or a stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments and fines actually imposed or reasonably incurred by him in connection with such action, suit or proceeding unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such person, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director, officer, employee, agent or stockholder may be entitled. As used in this paragraph, the terms "director", "officer", "employee", "agent" or "stockholder" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending. Any indemnification to which a person is entitled under this paragraph shall be provided although the person to be indemnified is no longer such a director, officer, employee, agent or stockholder.

     TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of December, 1981.


                                                /s/ ALAN L. LEFKOWITZ
                                                -------------------------------
                                                    Alan L. Lefkowitz

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                  * * * * *

     4500 SERVICE CORPORATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the written consent of its sole member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

                 "The name of the corporation is DOWNEAST SECURITIES
                 CORPORATION."

     SECOND: That since the corporation at the time of the adoption of the aforesaid resolution had not received any payment for any of its stock, the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 241 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, said 4500 SERVICE CORPORATION, INC. has caused this certificate to be signed by Joseph B. Ely, II, its president, and attested by Frederic P. Melzar, its secretary, this 15th day of January, 1982.

                               4500 SERVICE CORPORATION, INC.

                               By  /s/ JOSEPH B. ELY, II
                                   -------------------------
                                        President

ATTESTED:


By  /s/ FREDERIC P. MELZAR
    ------------------------
    Secretary

                             CERTIFICATE OF MERGER
                                       OF
                        DOWNEAST MANAGEMENT CORPORATION
                                      INTO
                        DOWNEAST SECURITIES CORPORATION

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

               Name                     State of Incorporation
     Downeast Securities Corporation         Delaware
     Downeast Management Corporation         Maine

     SECOND: That an Agreement and Plan of Merger by and between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD:   That the name of the surviving corporation of the merger is
Downeast Securities Corporation.

     FOURTH: That the certificate of incorporation of Downeast Securities Corporation, a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

     FIFTH:   That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Gaston Snow Beekman & Bogue (ATTN: Daniel A. Demarest, Esq.), 14 Wall Street, New York, NY 10005.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of Downeast Management Corporation; a Maine corporation, is 250 shares, $100 par value.


                                        Downeast Securities Corporation


                                        By: /s/ JOSEPH B. ELY, II
                                            ---------------------------
                                            President

ATTEST:


By: /s/ FREDERIC P. MELZAR
    ---------------------------
    Secretary